UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

October 28, 2005

Date of Report (Date of earliest event reported)

AAMES INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

1-32340	34-1981408
(Commission File Number)	(IRS employer identification no.)

350 South Grand Ave, 43rd Floor

Los Angeles, CA 90071

(Address of principal executive offices)(Zip Code)

(323) 210-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 28, 2005, Aames Investment Corporation entered into Amendment No. 3 to the Master Repurchase Agreement with Bear Stearns Mortgage Capital Corporation to amend certain financial covenants.

On October 31, 2005, Aames Investment Corporation entered into Amendment No. 5 to the Warehouse Loan and Security Agreement with Greenwich Capital Financial Products to amend certain financial covenants.

On October 31, 2005, Aames Investment Corporation entered into Second Amendment to Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans with Lehman Brothers Bank, FSB to amend certain financial covenants.

On November 2, 2005, Aames Investment Corporation entered into Amendment No. 7 to the Master Loan and Security Agreement with Morgan Stanley Bank to amend certain financial covenants.

Item 2.02	Results of Operations and Financial Condition

On November 2, 2005, Aames Investment Corporation issued the attached press release disclosing its financial results for the quarter ended September 30, 2005. The full text of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

On November 2, 2005, Aames Investment Corporation provided the following presentation during its September 2005 Quarterly Earnings Call. The presentation materials are attached as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a) Financial statements: None

(b) Pro forma financial information: None

(c) Exhibits:

99.1	September 2005 Quarterly Earnings Press Release

99.2	September 2005 Quarterly Earnings Call Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAMES INVESTMENT CORPORATION

By:	/s/ John F. Madden, Jr.
John F. Madden, Jr. Executive Vice President, General Counsel and Secretary

Dated: November 2, 2005